UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

Sionix Corporation
(Exact name of registrant as specified in its charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

914 Westwood Blvd., Box 801 Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

(704) 971-8400
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Sionix Corporation (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01.                      Entry into a Material Definitive Agreement

Sionix Corporation has formed a subsidiary named Williston Basin I, LLC, a Nevada limited liability company (“Williston”) as a part of its recently announced Asset Controlling Partnership Program.

On March 12, 2012, Williston entered into securities purchase agreements with 19 accredited investors for the sale and issuance of 4,000 membership units, constituting 40% of the outstanding equity of Williston, for an aggregate purchase price of $1,350,000.  Williston consummated the issuance of its membership units to investors on March 16, 2012.  The Company holds a 60% interest in Williston, and is entitled to 60% of its net profit and/or distributable assets.  Out of its entitlement to net profit, the Company agreed to pay an amount equal to 15% of any operating net profit generated by Williston in its first 12 months of operations, to certain investors.  Williston intends to use the proceeds principally for the acquisition of assets relating to the McFall project, as well as LLC operating expenses. Williston was formed for the purpose of delivering services to McFall Incorporated under its February 2012 Water Treatment Agreement.  The entity has a five year term, but the term may be extended by majority consent of its members.

In connection with the formation and financing of Williston, Sionix (i) agreed to assign its rights to the McFall Water Treatment Agreement to Williston, and (ii) will contribute one of its Mobile Water Treatment Systems (MWTS) to Williston, which it will operate during the project.

As reported on a current report filed on March 6, 2012, the Company entered into a Water Treatment Agreement in February 2012 with McFall Incorporated, a Carnation, WA-based construction and logistics firm (“McFall”) operating in the Williston Basin. Under the agreement, Sionix will deploy its Mobile Water Treatment System to various locations in the Williston Basin to decontaminate water emitted from drilling operations.  The term of the McFall agreement is five years.  Under the agreement it is anticipated that the Sionix MWTS will be deployed from 200 up to 275 days per one year period subject to performance and weather conditions, and will treat on average between 200,000 to 400,000 gallons (4,762 and 9,524 barrels) of influent per operating day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2012

SIONIX CORPORATION

By:	/s/ James R. Currier
James R. Currier
Chief Executive Officer